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                                                                    EXHIBIT 4.1

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[BANK OF AMERICA LOGO]                                   AMENDMENT TO DOCUMENTS

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                   AMENDMENT NO. 3 TO BUSINESS LOAN AGREEMENT
                                      AND
                              ASSUMPTION AGREEMENT

        This Amendment No. 3 to Business Loan Agreement and Assumption Agreement is entered into as of February 26, 1996, between BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("Bank") and Watson Pharmaceuticals, Inc., ("WPI"), Watson Laboratories, Inc., ("WLI") ("Initial Borrowers") AND Circa Pharmaceuticals, Inc. ("CPI") (New "Borrower").


                                    RECITALS

        A. WHEREAS, Bank and Initial Borrowers entered into that certain Business Loan Agreement dated as of June 30, 1994, as previously amended (the "Agreement"); and

        B. WHEREAS, Initial Borrowers, New Borrower and Bank desire to further amend certain terms and provisions of said Agreement as more specifically hereinafter set forth; and

        C. WHEREAS, New Borrower desires to be a party to and to assume the obligations under the Agreement jointly and severally with Initial Borrowers (now, collectively, "Borrowers").


                                   AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing recitals, Bank and Borrowers mutually agree to amend said Agreement as follows:

        1. Circa Pharmaceuticals, Inc. unconditionally, jointly and severally assumes each and every obligation under the Agreement and by its signature hereto becomes a party to the Agreement.

        2. In Paragraph 2.2 of the Agreement, the date "June 1, 1996" is substituted for the date "June 1, 1995".

        3. Paragraph 2.6 (b) of the Agreement is amended to read in its entirety as follows:

            "(b) The Borrowers will repay the principal amount outstanding on the Facility No. 2 Expiration Date in sixty (60) successive monthly installments starting July 1, 1996. On June 1, 2002, the Borrowers will repay the remaining principal balance plus any interest then due."

        4. In Paragraph 4A.2 of the Agreement, the date "June 1, 1996" is substituted for the date "June 1, 1995".

        5. Paragraph 4A.4(b) of the Agreement is amended to read in its entirety as follows:

            "(b) The borrowers will repay each principal amount advanced in eighty-four (84) successive equal monthly installments starting on the first day of the month following each advance, provided, however, that if and to the extent any portion of outstanding principal should become subject to an interest rate protection agreement, including an interest rate swap, the Borrowers will repay such portion in quarterly installments. On May 1, 2003, the Borrowers will repay the remaining principal balance plus any interest then due."

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AmendL (10/92)                        -1-                   002947-10036

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        6.  A new subparagraph (h) is added to Paragraph 9.2 of the Agreement, which reads in its entirety as follows:

            "(h) Within 45 days of the period's end, CPI's quarterly financial statements. These financial statements may be company prepared."

        7. In Paragraph 9.4 of the Agreement, the amount "One Hundred Eighty Million Dollars ($180,000,000)" is substituted for the amount "Ninety Five Million Dollars ($95,000,000)".

        8. In Paragraph 9.8(e) of the Agreement, the amount "Five Million Dollars ($5,000,000)" is substituted for the amount "One Million Five Hundred Thousand Dollars ($1,500,000)".

        9. Paragraph 9.10 of the Agreement is amended to read in its entirety as follows:

            "9.10   CAPITAL EXPENDITURES.   With respect to all Borrowers on an
            aggregate basis, not to spend or incur obligations (including the total amount of any capital leases) for more than Twenty Six Million Dollars ($26,000,000) in any single fiscal year to acquire fixed or capital assets."

       10. Paragraph 9.20(c) of the Agreement is amended to read in its entirety as follows:

            "(c) enter into any consolidation, merger, pool, joint venture, syndicate, or other combination, or acquire or purchase a business or its assets, except for such transactions not exceeding an aggregate for all Borrowers of Ten Million Dollars ($10,000,000) in any one line-year."

       11. Paragraph 9.20(f) of the Agreement is amended to read in its entirety as follows:

            "(f) make any loans or advances to or investments in any person or entity in excess of an aggregate amount at any time exceeding ten percent (10%) of the Borrowers' tangible net worth at such time, subject to Borrowers being in compliance with all other terms and conditions."

            Except as provided in this Amendment, all of the terms and provisions of the Agreement shall remain in full force and effect.

            This Amendment shall be effective between the parties as of the date hereof. The Agreement, as amended hereby, shall hereinafter constitute the Agreement between the parties




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        IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first written above.


Bank of America
National Trust and Savings Association      Watson Pharmaceuticals, Inc.

x   /s/ Curt L. McCombs                     x   /s/ Allen Chao
  ---------------------------------           ---------------------------------
By: Curt L. McCombs, Vice President         By: Allen Chao, Chief
                                                 Executive Officer


                                            x   /s/ Michel J. Feldman
                                              ---------------------------------
                                            By: Michel J. Feldman, Secretary


                                            Watson Laboratories, Inc.

                                            x   /s/ Allen Chao
                                              ---------------------------------
                                            By: Allen Chao, President


                                            x   /s/ Chato Abad
                                              ---------------------------------
                                            By: Chato Abad, Vice President of
                                                 Finance


                                            Circa Pharmaceuticals, Inc.

                                            x   /s/ Melvin Sharoky
                                              ---------------------------------
                                            By: Melvin Sharoky, President


                                            x   /s/ Michel J. Feldman
                                              ---------------------------------
                                            By: Michel J. Feldman, Secretary

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AmendL (10/92)                        -3-               002947-10036

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[BANK OF AMERICA LOGO]                   CORPORATE RESOLUTIONS TO OBTAIN CREDIT

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RESOLVED, that this corporation, Circa Pharmaceuticals, Inc., may:

        1. borrow money from BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("Bank");

        2. obtain for the account of this corporation commercial and standby letters of credit issued by Bank;

        3. obtain for the account of this corporation Bank's acceptance of drafts and other instruments; and

        4. discount with or sell to Bank notes, acceptances, drafts, receivables and other evidences of indebtedness, and assign or otherwise transfer to Bank any security interest or lien for such obligations;

from time to time, in such amount or amounts as in the judgement of the Authorized Officers (as hereinafter defined) this corporation may require (the credit facilities described in the first part of this resolution are collectively referred to herein as the "Credit Facilities"); provided, however, that the aggregate principal amount outstanding at any one time under the Credit Facilities authorized by this resolution shall not exceed the sum of Thirty Four Million Dollars ($34,000,000), which sum shall be in addition to such other amount or amounts as otherwise may be authorized.

        RESOLVED FURTHER, that the Authorized Officers are hereby authorized and directed, as security for any obligation or obligations of this corporation to Bank, whether arising pursuant to these Resolutions or otherwise, to grant in favor of Bank a security interest in or lien on any real or personal property belonging to or under the control of this corporation.

        RESOLVED FURTHER, that

            1.  If only one signature is obtained, any one of the following:
                a.
                b.
                c.
                d.
                e.
                f.

            2.  If two signatures are obtained, any one of the following:
                a.  Melvin Sharoky, President
                b.  Michel J. Feldman, Secretary
                c.
                d.
                e.
                f.

                together with any one of the following:
                g.  Allen Chao, Chairman of the Board
                h.
                i.
                j.
                k.
                l.

of this corporation, acting individually or in any combination as may be set forth above (the "Authorized Officers"), are hereby authorized and directed, in the name of this corporation, to execute and deliver to Bank, and Bank is requested to accept:

        a. the notes, credit agreements, advance account agreements, acceptance agreements, letter of credit applications and agreements, purchase agreements or other instruments, agreements and documents which evidence the obligations of this corporation under the Credit Facilities obtained or to be obtained pursuant to these resolutions;

        b. any and all security agreements, deeds of trust, mortgages, financing statements, fixture filings or other instruments, agreements and documents with respect to any security interest or lien authorized to be given pursuant to these resolutions; and

        c. any other instruments, agreements and documents as Bank may require and the Authorized Officers may approve.

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N-243 11-87  (Reprint 12-87)            -1-                       002946-10057

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        RESOLVED FURTHER, that the Authorized Officers are hereby authorized and directed, in the name of this corporation, to endorse, assign to Bank, and deliver to Bank, any and all notes, acceptances, drafts, receivables and other evidences of indebtedness discounted with or sold to Bank, together with any security interest or lien for such obligations, and to guarantee the payment of the same to Bank.

        RESOLVED FURTHER, that any and all of the instruments, agreements and documents referred to above may contain such recitals, covenants, agreements and other provisions as Bank may require and the Authorized Officers may approve, and the execution of such instruments, agreements and documents by the Authorized Officers shall be conclusive evidence of such approval, and that the Authorized Officers are authorized from time to time to execute renewals or extensions of any and all such instruments, agreements and documents.

        RESOLVED FURTHER, that Bank is authorized to act upon the foregoing resolutions until written notice of revocation is received by Bank, and that the authority hereby granted shall apply with equal force and effect to the successors in office of the Authorized Officers.


                       CORPORATE SECRETARY'S CERTIFICATE

        I, Michel J. Feldman, Secretary of Circa Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of New York (the "Corporation"), hereby certify that the foregoing is a full, true and correct copy of resolutions of the Board of Directors of the Corporation, duly and regularly adopted by the Board of Directors of the Corporation in all respects as required by law and the by-laws of the Corporation on February 26, by the unanimous consent in writing of all members of the Board of Directors of the Corporation to the adoption of said resolutions.

        I further certify that said resolutions are still in full force and effect and have not been amended or revoked, and that the specimen signatures appearing below are the signatures of the officers authorized to sign for the Corporation by virtue of such resolutions.

        IN WITNESS WHEREOF, I have hereunto set my hand as Secretary of the Corporation, and affixed the corporate seal of the Corporation, on February 26, 1996.


AUTHORIZED SIGNATURES:


x  /s/ Melvin Sharoky                   x  /s/ Michel J. Feldman
---------------------------------       --------------------------------
Melvin Sharoky, President               Michel J. Feldman, Secretary of
                                        Circa Pharmaceuticals, Inc.
x  /s/ Michel J. Feldman                New York Corporation
---------------------------------
Michel J. Feldman, Secretary

x  /s/ Allen Chao                       Affix Corporate Seal Here.
---------------------------------
Allen Chao, Chairman of the Board

x
---------------------------------

x
---------------------------------

x
---------------------------------


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N-243 11-87 (Reprint 12-87)               -2-                       002946-10057